                                                                    EXHIBIT 99.1



                       NORTH COUNTRY FINANCIAL CORPORATION
                            ORDER TO CEASE AND DESIST
              ENTERED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
           AND THE MICHIGAN OFFICE OF FINANCIAL AND INSURANCE SERVICES
                          WITH THE CONSENT OF THE BANK

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                                WASHINGTON, D.C.

                                       and

                                STATE OF MICHIGAN

                   OFFICE OF FINANCIAL AND INSURANCE SERVICES

--------------------------------------------
                                            )
In the Matter of                            )
                                            )  ORDER TO CEASE AND DESIST
NORTH COUNTRY BANK AND TRUST                )
MANISTIQUE, MICHIGAN                        )        FDIC-03-002b
                                            )
(Insured State Nonmember Bank)              )
--------------------------------------------

         North Country Bank and Trust, Manistique, Michigan, ("Bank"), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law, rule, or regulation alleged to have been committed by the Bank and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. Section 1818(b), and under section 2304 of the Banking Code of 1999, Mich. Comp. Laws Section 487.12304, and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST ("CONSENT AGREEMENT") with representatives of the Federal Deposit

Insurance Corporation ("FDIC") and the Office of Financial and Insurance Services for the State of Michigan ("OFIS"), dated March 19, 2003, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices and violations of law, rule, or regulation, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST ("ORDER") by the FDIC and OFIS.

         The FDIC and OFIS considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe and unsound banking practices and had violated laws, rules, or regulations. The FDIC and OFIS, therefore, accepted the CONSENT AGREEMENT and issued the following:

         IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. Section 1813(u), and its successors and assigns, cease and desist from the following unsafe or unsound banking practices and violations of law, rule, or regulation:

         A. Engaging in hazardous lending and lax collection practices, including, but not limited to:

                  -   The failure to obtain proper loan documentation;


                  -   The failure to obtain adequate collateral;

                  - The failure to establish and enforce adequate loan repayment programs;

                  - The failure to obtain current and complete financial information;

                  -   Extending credit with inadequate diversification of risk;
                      and

                  -   Other poor credit administration practices.

         B. Operating in such a manner as to result in an excessive level of adversely classified assets, delinquent loans, and nonaccrual loans.

         C. Maintaining a loan concentration to the hospitality industry in excess of that specified in paragraph 12 of this ORDER.

         D. Operating in such a manner as to result in an inadequate level of capital protection for the kind and quality of assets held.

         E. Paying excessive dividends in relation to the Bank's capital position, earnings capacity and asset quality.

         F. Violating law, rule, or regulation, including:

                  State Laws

                  - The requirement to sign the minutes of each board meeting as set forth in section 3501(6) of the Banking Code of 1999, Mich. Comp. Laws Section 487.13501(6).

                  Regulation O


                  - The preferentiality, more than normal risk of repayment and unfavorable features prohibitions of section 215.4(a)(1) of Regulation O of the Board of Governors of the Federal Reserve System ("Regulation O"), 12 C.F.R.
                      Section 215.4(a)(1).

                  - The overdraft restrictions of section 215.4(e) of Regulation O of the Board of Governors of the Federal Reserve System ("Regulation O"), 12 C.F.R. Section 215.4(e).

                  Regulation U

                  - The filing requirements for extending credit in an amount exceeding $100,000 and secured by margin stock as outlined in section 221.3(c)(1) of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), 12 C.F.R. Section 221.3(c)(1).

                  FDIC Rules and Regulations

                  - The restrictions for extending credit to any related interest of any director in an amount that exceeds $500,000, which require that the interested party abstain from voting, as prescribed in section 337.3(b) of the FDIC Rules and Regulations, 12 C.F.R. Section 337.3(b).


                  - The limits and prohibitions for entering into contracts to pay or make golden parachute payments to institution-affiliated parties as described in Part 359 of the FDIC Rules and Regulations, 12 C.F.R. Part 359.

                  - The appraisal requirements for extending loans secured by real estate over $1,000,000 as outlined in section 323.3(d) of the FDIC Rules and Regulations, 12 C.F.R.
                      Section 323.3.

                  -   The filing of suspicious activity reports as required in
                      section 353.3(a) of the FDIC Rules and Regulations, 12 C.F.R. Section 353.3.

                  - The requirement for disclosure of financial and other information in an annual disclosure statement as prescribed under section 350.4 of the FDIC Rules and Regulations, 12 C.F.R. Section 350.4.

         G. Operating in such a manner as to result in inadequate liquidity in light of the Bank's asset and liability mix.

         H. Operating in such a manner as to result in inadequate net interest margins.

         I. Operating in such a manner as to result in excessive loan losses.

         J. Operating with an inadequate asset/liability policy, funds management policy, and investment policy.

         K. Paying excessive compensation.

         L. Operating with management whose policies and practices are detrimental to the Bank and jeopardize the safety of its deposits.

         M. Operating with a board of directors which fails to provide adequate supervision over and direction to the management of the Bank to prevent unsafe or unsound banking practices and violations of law, rule, or regulation.

         IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns, take affirmative action as follows:

         1. (a) Within 30 days from the last day of each calendar quarter following the effective date of this ORDER the Bank shall determine from its Report of Condition and Income its level of Tier 1 capital as a percentage of its total assets ("capital ratio") for that calendar quarter. If the capital ratio is less than the minimum percentage for such calendar quarter set forth in the table, the Bank shall, within 60 days of the date of the required determination, increase its capital ratio to not less than the minimum percentage for such calendar quarter set forth in the table, calculated as of the end of that preceding quarterly period.

       Calendar Quarter Ending                    Minimum Tier 1 Capital Ratio
       -----------------------                    ----------------------------
           3/31/03, 6/30/03                                 6.40%
           9/30/03 and thereafter                            8.0%


For purposes of this ORDER, Tier 1 capital and total assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations ("Part 325"), 12 C.F.R. Part 325. In addition, at the same time the capital ratio is calculated, the Bank shall determine its total risk-based capital ratio, as defined in Appendix A of Part 325. If the risk-based capital ratio is less than 10 percent, the Bank shall, within 60 days of the date of the required determination, increase its risk-based capital ratio to not less than 10 percent calculated as of the end of that preceding quarterly period.

         (b) Any such increase in Tier 1 capital may be accomplished by the following:

                  (i) The sale of common stock and noncumulative perpetual preferred stock constituting Tier 1 capital under
                           Part 325; or



                  (ii) The elimination of all or part of the assets classified "Loss" or one-half of "Doubtful" as of June 30, 2002 without loss or liability to the Bank, provided any such collection on a partially charged-off asset shall first be applied to that portion of the asset which was not charged off pursuant to this ORDER; or

                  (iii) The collection in cash of assets previously charged off; or

                  (iv) The direct contribution of cash by the directors and/or the shareholders of the Bank;

                  (v) Any other means acceptable to the Regional Director of the Chicago Regional Office of the FDIC ("Regional Director") and the Commissioner of OFIS ("Commissioner"); or

                  (vi)     Any combination of the above means.

         (c) If all or part of the increase in capital required by this paragraph is to be accomplished by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank's existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to Ronald C. Jones, Jr., Acting Commissioner, Office of Financial and Insurance Services, 611 Ottawa Street, Lansing, Michigan, 48909, for their review. Any changes requested to be made in the materials by the FDIC or OFIS shall be made prior to their dissemination.

         (d) In complying with the provisions of this paragraph, during the period between subscription and purchase, the Bank shall provide to any subscriber of Bank securities whose purchase has not yet been consummated a written notice of any development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities that were previously provided to the subscriber. The written notice required by this paragraph shall be furnished to each subscriber entitled to such notice at least five days prior to accepting such subscriber's purchase.

         (e) The capital ratio analysis required by this paragraph shall not negate the responsibility of the Bank and its board of directors for maintaining throughout the year an adequate level of capital protection for the kind, quality and degree of market depreciation of assets held by the Bank.

     2. As of the effective date of this ORDER, the Bank shall not enter into any material transaction other than in the usual course of business, including any investment, expansion acquisition, sale of assets, or other similar action, without the prior approval of the Regional Director and Commissioner.

     3. As of the effective date of this ORDER, the Bank shall not declare or pay any cash dividend without the prior written consent of the Regional Director and Commissioner.

     4. (a) Within 120 days from the effective date of this ORDER, the Bank shall have and retain qualified management. At a minimum, such management shall include: (i) a chief executive officer with proven ability in managing a bank of comparable size, experience in upgrading a low-quality loan portfolio, improving earnings, and other matters requiring particular attention; (ii) a senior lending officer with an appropriate level of lending, collection, and loan supervision experience for the type and quality of the Bank's loan portfolio; and (iii) a chief financial officer with appropriate experience in financial reporting, investments, funds management, and liquidity. Such persons shall be provided the necessary authority by resolution of the board of directors to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:

                  (i)      Comply with the requirements of this ORDER;

                  (ii)     Operate the Bank in a safe and sound manner;

                  (iii)    Comply with applicable laws, rules, and regulations;
                           and

                  (iv) Maintain all aspects of the Bank in a safe and sound condition, including asset quality, capital adequacy, earnings, management effectiveness, and liquidity.

         (b) During the life of this ORDER, the Bank shall notify the Regional Director and the Commissioner in writing of any changes in any of the Bank's directors or senior executive officers. For purposes of this ORDER, "senior executive officer" is defined as in section 32 of the Act ("section 32"), 12 U.S.C. Section 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. Section 303.101(b) and includes any person identified by the FDIC and OFIS, whether or not hired as an employee, with significant influence over, or who participates in, major policymaking decisions of the Bank.

         (c) Prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall comply with the requirements of section 32 and Subpart F of Part 303 of the FDIC Rules and Regulations, 12 C.F.R. Sections 303.100-303.104. Further, the Bank shall request and obtain the Commissioner's written approval, which shall not be unreasonably withheld, prior to the addition of any individual to the board of directors and the employment of any individual as a senior executive officer.

     5. (a) Within 60 days from the effective date of this ORDER, the Bank shall retain a bank consultant acceptable to the Bank, the Regional Director and Commissioner. The consultant shall develop a written analysis and assessment of the Bank's management and staffing needs for the purpose of providing qualified management for the Bank ("Consultant's Report").

         (b) The Bank shall provide the Regional Director and Commissioner with a copy of the proposed engagement letter or contract with the consultant for review before it is executed. The contract or engagement letter, at a minimum, should include:

                  (i) A description of the work to be performed under the contract or engagement letter;

                  (ii)     The responsibilities of the consultant;

                  (iii) An identification of the professional standards covering the work to be performed;

                  (iv) Identification of the specific procedures to be used when carrying out the work to be performed;

                  (v) The qualifications of the employee(s) who are to perform the work;

                  (vi)     The time frame for completion of the work;

                  (vii)    Any restrictions on the use of the reported findings;
                           and

                  (viii) A provision for unrestricted access to work papers by examiners employed by the FDIC and OFIS conducting examinations of the Bank.

               (c) The Consultant's Report shall be consistent with the provisions of this ORDER and shall be developed within 60 days from the effective date of this ORDER. The Consultant's Report shall include, at a minimum:

                  (i) Identification of both the type and number of officer positions needed to properly manage and supervise the affairs of the bank;

                  (ii) Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;

                  (iii) Evaluation of all Bank officers and staff members to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank's established policies and practices, and maintenance of the Bank in a safe and sound condition; and

                  (iv) A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those officer or staff member positions identified by this paragraph of this ORDER.

The Bank shall require the consultant to deliver the Consultant's Report to the Bank's board of directors, which shall review the Consultant's Report. Any comments or revisions to the Consultant's Report which the board deem advisable shall be reduced to writing. Within 90 days of the effective date of this ORDER, the Bank shall submit to the Regional Director and Commissioner a copy of the Consultant's Report, as originally submitted to the board, together with the board's written proposals for management based on the Consultant's Report (the Consultant's Report and board written proposals together constituting the "Management Plan"). Within 30 days from the receipt of any comments from the Regional Director and Commissioner, and after consideration of such comments, the Bank shall adopt the Management Plan, which approval shall be recorded in the minutes of the board of directors' meeting.

Thereafter, the Bank, its directors, officers, and employees shall implement and follow the Management Plan and/or any subsequent modification.

     6. As of the effective date of this ORDER, the Bank shall not allow Ronald
G. Ford to make, renew, negotiate terms and conditions, or release, substitute or accept collateral for any loan, overdraft or other extension of credit of the Bank or participate as a member of the Bank's loan committee. Notwithstanding the above, nothing in this ORDER prohibits the Bank from allowing Ronald G. Ford to vote for loans in his capacity as a director.

     7. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extension of credit (including any portion thereof) that has been charged off the books of the Bank or classified "Loss" so long as such credit remains uncollected, unless the prior written consent of the Regional Director and Commissioner has been obtained by the Bank. Any request for such consent shall be submitted in writing, together with a detailed written statement which has been adopted by the Bank's board of directors giving the reasons why such extension of credit is in the best interests of the Bank and any other relevant supporting materials by the Bank to the Regional Director and Commissioner.

         (b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified "Substandard," "Doubtful," or is listed for Special Mention and is uncollected unless the Bank's board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be placed in the appropriate loan file and shall be incorporated in the minutes of the applicable board of directors' meeting.

     8. As of the effective date of this ORDER, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified "Loss" and 50 percent of all assets classified "Doubtful" as of June 30, 2002 that have not been previously collected or charged off. Any such charged-off asset shall not be rebooked without the prior written consent of the Regional Director and Commissioner. Elimination or reduction of these assets with the proceeds of other Bank extensions of credit is not considered collection for the purpose of this paragraph.

     9. (a) Within 90 days from the effective date of this ORDER, and within 90 days of receipt of all FDIC and OFIS reports of examination of the Bank while this ORDER is in effect, the Bank shall formulate and submit to the Regional Director and Commissioner for review and comment a written plan to reduce the Bank's risk position in each asset in excess of $500,000 which is classified "Substandard" or "Doubtful" in the Joint Report of Examination as of June 30, 2002 ("Joint Report") and in all subsequent reports of examination of the FDIC or OFIS while this ORDER is in effect. In developing such plan, the Bank shall, at a minimum:

                  (i) Review the financial position of each such borrower, including source of repayment, repayment ability, and alternative repayment sources; and

                  (ii) Evaluate the available collateral for each such credit, including possible actions to improve the Bank's collateral position.

         (b)  Such plan shall include, but not be limited to:

                  (i) Dollar levels to which the Bank shall reduce each asset within 6 and 12 months from the effective date of this ORDER; and

                  (ii) Provisions for the submission of monthly written progress reports to the Bank's board of directors for review and notation in minutes of the meetings of the board of directors.

         (c) As used in this paragraph, "reduce" means to: (1) collect; (2) charge off; or (3) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and OFIS.

         (d) Within 30 days from the receipt of any comment from the Regional Director and Commissioner, and after consideration of such comments, the Bank shall approve the written plan, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow this written plan.

     10. Within 90 days from the effective date of this ORDER, the Bank shall take all steps necessary to correct all deficiencies in the loans listed for "Special Mention" in the Joint Report.

     11. Within 90 days from the effective date of this ORDER, the Bank shall take all steps necessary to correct the technical exceptions listed in the Joint Report.

     12. (a) Within 60 days from the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director and Commissioner for review and comment a written plan to reduce each of the loan concentrations of credit identified in the Joint Report to not more than 100 percent of the Bank's total Tier 1 capital. Such plan shall prohibit any additional advances that would increase the concentrations or create new concentrations and shall include, but not be limited to:

                  (i) Dollar levels to which the Bank shall reduce each loan concentration identified in the Joint Report within 12 and 24 months from the effective date of this ORDER; and

                  (ii) Provisions for the submission of monthly written progress reports to the Bank's board of directors for review and notation in minutes of the meetings of the board of directors.

         (b) As used in this paragraph, "reduce" means to sell loans (either in whole or through participation interests without recourse), to collect, or to charge off, if appropriate.

         (c) Within 30 days from receipt of any comments to the plan from the Regional Director and Commissioner, the Bank shall adopt the plan, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the plan.

     13. (a) Within 60 days from the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director and Commissioner for review and comment a written plan for the reduction and collection of delinquent loans. The plan shall include, but not be limited to, provisions which:

                  (i) except to the extent permitted by the Bank's loan policy as amended to conform to the requirements of subparagraph 15(b)(iii) of this ORDER, prohibit the extension of credit for the payment of interest;

                  (ii) establish acceptable guidelines for the collection of delinquent credits;

                  (iii) establish dollar levels to which the Bank shall reduce delinquencies within 6 and 12 months from the effective date of this ORDER; and

                  (iv) Provide for the submission of monthly written progress reports to the Bank's board of directors for review and notation in minutes of the meetings of the board of directors.

         (b) Within 30 days from receipt of any comments from the Regional Director and Commissioner, and after consideration of those comments, the Bank shall adopted the plan, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the plan.

     14. (a) Within 90 days from the effective date of this ORDER, and within 90 days of receipt of all FDIC and OFIS report of examination of the Bank while this ORDER is in effect, the Bank shall formulate and submit to the Regional Director and Commissioner for review and comment a written plan to eliminate the amount of loans or other extensions of credit advanced, directly or indirectly, which were adversely classified in the Joint Report or subsequent reports, to or for the benefit of Bank directors, executive officers, principal shareholders, or their related interests. These terms shall be defined pursuant to section
215.2 of Regulation O, 12 C.F.R. Section 215.2. No new loans or other extensions of credit shall be granted to or for the benefit of such obligors without first providing the Regional Director and Commissioner 15 days prior written notification of the anticipated action. Such plan shall include, but not be limited to:

                  (i) Dollar levels to which the Bank shall reduce each extension of credit within 6 months from the effective date of this ORDER; and

                  (ii) Provisions for the submission of monthly written progress reports to the Bank's board of directors for review and notation in minutes of the meetings of the board of directors.

         (b) As used in this paragraph, "reduce" means to: (1) collect, (2) charge off, or (3) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and OFIS.

         (c) Within 30 days from receipt of any comments from the Regional Director and Commissioner on the written plan, and after the adoption of any recommended changes, the Bank shall approve the plan, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the plan.

     15. (a) As of the effective date of this ORDER, the Bank's loan committee shall meet at least monthly, and shall include at least 3 directors who are "independent." For purposes of this ORDER, a person who is an independent director shall be any individual: (i) who is not an officer of the Bank, any subsidiary of the Bank or any of its affiliated organizations; (ii) who does not own more than 5 percent of the outstanding shares of the Bank; (iii) who is not related by blood or marriage to an officer or director of the Bank or to any shareholder owning more than 5 percent of the Bank's outstanding shares, and who does not otherwise share a common financial interest with such officer, director or shareholder; and (iv) who is not indebted to the Bank (directly or indirectly by blood, marriage or common financial interest, including the indebtedness of any entity in which the individual has a substantial financial interest) in an amount exceeding five percent of the sum of the Bank's total Tier 1 capital plus the Bank's allowance for loan and lease losses; or (v) who is deemed to be an independent director for purposes of this ORDER by the Regional Director and Commissioner.

         (b) The loan committee shall, at a minimum, perform the following functions:

                  (i) Evaluate, grant and/or approve loans presented to it in accordance with the Bank's loan policy as amended to comply with this ORDER. The loan committee shall provide a thorough written explanation of any deviations from the loan policy, which explanation shall address how said exceptions are in the Bank's best interest. The written explanation shall be included in the minutes of the corresponding committee meeting.

                  (ii) Review and monitor the status of repayment and collection of overdue and maturing loans, as well as all loans classified "Substandard" in the Joint Report, or that are included on the Bank's internal watch list.

                  (iii) Review and give prior written approval for all advances, renewals, or extensions of credit to any borrower or the borrower's related interests when the aggregate volume of credit extended to the borrower and the borrower's related interests exceeds $500,000. For purposes of this ORDER, the term "related interest" is defined pursuant to section 215.2(n) of Regulation O, 12 C.F.R. Section 215.2(n).

                  (iv) Review all applications for new loans and renewals of existing loans to Bank directors, executive officers, and their related interests, and prepare a written opinion as to whether the credit is in conformance with the Bank's loan policy and all applicable laws, rules, and regulations. Such applications, renewals, and written opinions shall be referred to the Bank's board of directors for consideration.

                  (v) Maintain written minutes of the committee meetings, including a record of the review and status of the aforementioned loans. Such minutes shall be made available at the next Bank board of directors' meeting.

     16. (a) Within 60 days from the effective date of this ORDER, and annually thereafter while this ORDER is in effect, the board of directors of the Bank shall review the Bank's loan policy and procedures for adequacy and, based upon this review, shall make all appropriate revisions to the policy necessary to strengthen lending procedures and abate additional loan deterioration. The revised written loan policy shall be submitted to the Regional Director and Commissioner for review and comment upon its completion.

         (b) The initial revisions to the Bank's loan policy required by this paragraph, at a minimum, shall include provisions:

                  (i) Establishing review and monitoring procedures to ensure that all lending personnel are adhering to established lending procedures and that the directorate is receiving timely and fully documented reports on loan activity, including any deviations from established policy;


                  (ii) Requiring loan committee review and monitoring of the status of repayment and collection of overdue and maturing loans, as well as all loans classified "Substandard" in the Joint Report;

                  (iii) Prohibiting the capitalization of interest or loan-related expenses unless the board of directors provides, in writing, a detailed explanation of why said deviation is in the best interest of the Bank;

                  (iv) Requiring that extensions of credit to any of the Bank's executive officers, directors, or principal shareholders, or to any related interest of such person, be thoroughly reviewed for compliance with all provisions of Regulation O;

                  (v) Requiring the establishment and maintenance of a loan grading system and internal loan watch list which address the concerns identified in the Joint Report;

                  (vi) Requiring prior written approval by the Bank's loan committee for any extension of credit, renewal, or disbursement in an amount which, when aggregated with all other extensions of credit to that person and related interests of that person, exceeds $500,000. For the purpose of this paragraph "related interest" is defined as in section 215.2(n) of Regulation O, 12 C.F.R. Section 215.2(n);

                  (vii) Requiring a nonaccrual policy in accordance with the Federal Financial Institutions Examination Council's Instructions for the Consolidated Reports of Condition and Income;

                  (viii) Prohibiting the extension of a maturity date, advancement of additional credit or renewal of a loan to a borrower whose obligations to the Bank were classified "Substandard," "Doubtful," or "Loss," whether in whole or in part, as of June 30, 2002, or by the FDIC or OFIS in a subsequent Report of Examination, without the full collection in cash of accrued and unpaid interest, unless the loans are well secured and/or are adequately supported by current and complete financial information, and the renewal or extension has first been approved in writing by a majority of the Bank's board of directors; and

                  (ix) Establishing officer lending limits and limitations on the aggregate level of credit to any one borrower which can be granted without the prior approval of the Bank's loan committee.

         (c) Within 30 days from the receipt of any comments to the amended written loan policy from the Regional Director and Commissioner, and after consideration of such comments, the Bank shall adopt the amended written loan policy, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the amended written loan policy.

     17. Within 90 days from the effective date of this ORDER, and annually thereafter, the board of directors of the Bank shall review the Bank's investment policy for adequacy and shall make the necessary revisions to address the actual and contemplated condition of the investment portfolio and any trading account. The revised policy shall, at a minimum, address the exceptions noted in the Joint Report and shall be consistent with the Federal Financial Institutions Examination Council's Instructions for Consolidated Reports of Condition and Income, generally accepted accounting principles, and the Bank's loan, liquidity and asset/liability management policies. A copy of the revised policy shall be submitted to the Regional Director and Commissioner upon its adoption.

     18. (a) Within 90 days from the effective date of this ORDER, the Bank shall develop and submit to the Regional Director and Commissioner for review and comment a written plan addressing liquidity, the Bank's relationship of volatile liabilities to temporary investments, rate sensitivity objectives, and asset/liability management. Annually thereafter during the life of this ORDER, the Bank shall review this plan for adequacy and, based upon such review, shall make appropriate revisions to the plan that are necessary to strengthen funds management procedures and maintain adequate provisions to meet the Bank's liquidity needs. The initial plan shall include, at a minimum, provisions:

                  (i) Limiting the Bank's ratio of total loans to total assets to not more than 80 percent;

                  (ii) Establishing a desirable range for its net non-core funding ratio as computed in the Uniform Bank Performance Report;

                  (iii) Identifying the source and use of borrowed and/or volatile funds;

                  (iv) Establishing appropriate lines of credit at correspondent banks, including the Federal Reserve Bank of Minneapolis or Chicago, that would allow the Bank to borrow funds to meet depositor demands if the Bank's other provisions for liquidity proved to be inadequate;

                  (v) Requiring the retention of securities and/or other identified categories of investments that can be liquidated within one day in amounts sufficient (as a percentage of the Bank's total assets) to maintain the Bank's liquidity posture at a level consistent with short- and long-term liquidity objectives;

                  (vi) Establishing a minimum liquidity ratio and defining how the ratio is to be calculated;

                  (vii) Establishing contingency plans by identifying alternative courses of action designed to meet the Bank's liquidity needs;

                  (viii) Addressing the proper use of borrowings (i.e., seasonal credit needs, match funding mortgage loans, etc.) including specifically allowable funding channels identified (i.e., brokered deposits, internet deposits, Fed funds purchased and other correspondent borrowings), assuring that the maturities of such borrowings are reasonable compared with the use of these funds, and establishing suitable limits involving the concentration of funding sources, pricing, and collateral requirements; and

                  (ix) Establishing procedures for managing the Bank's sensitivity to interest rate risk which comply with the Joint Agency Statement of Policy on Interest Rate Risk (June 26, 1996), and the Joint Supervisory Statement on Investment Securities and End-user Derivative Activities (April 23, 1998).

         (b) Within 30 days from the receipt of all such comments from the Regional Director and Commissioner, and after revising the plan as necessary, the Bank shall adopt the plan, which adoption shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the plan.

     19. (a) Within 90 days from the effective date of this ORDER, the Bank shall formulate and adopt a realistic, comprehensive strategic plan. The plan required by this paragraph shall contain an assessment of the Bank's current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components.

         (b) The written strategic plan shall address, at a minimum:

                  (i) Strategies for maintaining adequate levels of capital;

                  (ii) Plans for sustaining adequate liquidity, including back up lines of credit to meet any unanticipated deposit withdrawals;

                  (iii)    Goals for reducing the problem loans;

                  (iv) Plans for attracting and retaining qualified individuals to fill vacancies in the lending and accounting functions;

                  (v) Strategies for pricing policies and asset/liability management; and

                  (vi) Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.

         (c) The Bank will submit the strategic plan to the Regional Director and Commissioner for review and comment. After consideration of all such comments, the Bank shall approve the plan, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the strategic plan.

         (d) Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank's board of directors shall evaluate the Bank's actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the board of directors' meeting at which such evaluation is undertaken.

         (e) The strategic plan required by this ORDER shall be revised and submitted to the Regional Director and Commissioner for review and comment within 30 days of the end of each calendar year for which this ORDER is in effect. Within 30 days of receipt of all such comments from the Regional Director and Commissioner, and after consideration of all such comments, the Bank shall approve the revised plan, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement the revised plan.

     20. (a) Within 90 days from the effective date of this ORDER, the Bank shall take all steps necessary to eliminate and/or correct all violations of law, rule, and regulation listed in the Joint Report.

         (b) Within 90 days from the effective date of this ORDER, the Bank shall implement procedures to ensure future compliance with all applicable laws, rules, and regulations.

     21. (a) As of the effective date of this ORDER, the board of directors of the Bank shall pass a resolution indicating that the members of the board are aware that the Bank is subject to the restrictions set out in section 18(k) of the Act, 12 U.S.C. 1828(k), and Part 359 of the FDIC Rules and Regulations, 12 C.F.R. Part 359. The Bank shall not authorize any golden parachute payment without the prior written consent of the Regional Director and Commissioner. As used in this ORDER, "golden parachute payment" shall be defined as in section 359.1(f) of the FDIC Rules and Regulations, 12 C.F.R. 359.1(f).

         (b) Within 90 days from the effective date of this ORDER, the board of directors of the Bank shall review all contracts and agreement for the provision of goods or services currently in effect between the Bank and any of its current or former directors, officers, or employees and their related interests ("Agreements"). Such reviews shall be reported in the minutes of the meetings of the Bank's board of directors, copies of which minutes shall be submitted to the Regional Director and Commissioner. These reviews shall include, at a minimum:

                  (i) A statement of the board's understanding of material provisions of these Agreements;

                  (ii) To the extent known, the criteria that were used at the time the Agreements were entered into to determine that the Agreements were in the best interest of the Bank;

                  (iii) The Bank's proposal for continuation or termination of such Agreements at the completion of their terms.

         (c) Within 30 days from the effective date of this ORDER, the Bank shall seek restitution from Ronald G. Ford for all payments made by the Bank to him after April 12, 2002, under the Chairman Agreement entered into as of April 12, 2002.

     22. (a) Within 60 days from the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director and Commissioner for review and comment a written policy covering expense reimbursements to its directors, officers, and employees. At a minimum, the policy shall include:

                  (i) Provisions which specify reasonable limitations for all categories of expenses related to customer entertainment and business development;

                  (ii) Provisions which require complete documentation of all expenses related to customer entertainment and business development prior to Bank reimbursement. At a minimum, the Bank shall require the submission of original receipt(s), identification of the person(s) entertained, and the business purpose of the expense; and

                  (iii) Provisions which prohibit the reimbursement of personal expenses of the Bank's directors, officers, and employees.

         (b) While this ORDER is in effect, the Bank's board of directors shall conduct monthly reviews of all expenses for customer entertainment, business development, and/or any other expense submitted by the Bank's officers and directors, with the results of the reviews stated in the minutes of the meetings of the board of directors at which such reviews are performed. On a monthly basis, the Bank shall seek reimbursement for any expenses paid which are not in conformance with the policy established pursuant to this paragraph.

         (c) Within 30 days from the receipt of any recommended changes to the written policy from the Regional Director and Commissioner, and after adopting those changes, the Bank shall adopt the written policy, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the written policy.

     23. (a) Within 90 days from the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director and Commissioner for review and comment a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2003. The plan required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the net interest income, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.

         (b) The written profit plan shall address, at a minimum:

                  (i) Strategies for improving the bank's net interest margin; and

                  (ii) Strategies for maintaining reasonable levels of overhead expenses.

         (c) Within 30 days from the end of each calendar quarter following completion of the profit plan and budget required by this paragraph, the Bank's board of directors shall evaluate the Bank's actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors' meeting at which such evaluation is undertaken.

         (d) A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect and shall be submitted to the Regional Director and Commissioner for review and comment within 30 days of the end of each calendar year. Within 30 days of receipt of any comments, and after consideration of such comments, the Bank shall adopt the written profit plan and budget, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the written profit plan and budget.

     24. Within 90 days from the effective date of this ORDER, the Bank shall adopt, implement, and follow a written plan to reduce the amount of other real estate owned as identified in the Joint Report. A copy of the written plan shall be submitted to the Regional Director and Commissioner upon its completion. Such plan shall include, but not be limited to:

         (a) Dollar levels to which the Bank shall reduce each extension of credit within six and twelve months from the effective date of this ORDER; and

         (b) Provisions for the submission of monthly written progress reports to the Bank's board of directors for review and notation in minutes of the meetings of the board of directors.

     25. Following the effective date of this ORDER, the Bank is hereby authorized and directed to send to its shareholders and to the shareholders of North Country Financial Corporation ("Bank Holding Company") a copy or a description of this ORDER in conjunction with the Bank's and the Bank Holding Company's next written shareholder communications. This may be in conjunction with the Bank's and the Bank Holding Company's next distribution of notices, proxy statements, or annual reports to shareholders preceding their next shareholder meetings. The description may consist of a summary of the material provisions of this ORDER sufficient to comply with applicable Federal securities laws. The description and any accompanying communication, notice or statement shall be sent to the FDIC Accounting & Securities Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to OFIS, 611 Ottawa Street, Lansing, Michigan 48909, for review as soon as feasible prior to dissemination to shareholders, or in the alternative, only the description and portions of the accompanying communication, notice, or statement relating to the description may be sent to the FDIC Accounting & Securities Disclosure Section and to OFIS, if the remainder of the documents are not completed in time to distribute in advance to the FDIC Accounting & Securities Disclosure Section and to the OFIS. Any changes requested to be made by the FDIC and OFIS shall be made prior to dissemination of the description, communication, notice or statement. Form 10-K and Form 10-Q filings by the Bank Holding Company with the Securities and Exchange Commission describing this ORDER may be submitted for review under this paragraph.

     26. (a) Within 60 days from the effective date of this ORDER, the Bank's board of directors shall have in place a program that will provide for monitoring of the Bank's compliance with this ORDER.

         (b) Following the required date of compliance with subparagraph (a) of this paragraph, the Bank's board of directors shall review the Bank's compliance with this ORDER and record its review in the minutes of each regularly scheduled board of directors' meeting.

     27. On the last day of the third month following the effective date of this ORDER, and on the last day of every third month thereafter, the Bank shall furnish to the Regional Director and Commissioner written progress reports, signed by each member of the Bank's board of directors, detailing the form and manner of any actions taken to secure compliance with this ORDER. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and Commissioner have, in writing, released the Bank from making further reports.

         The effective date of this ORDER shall be 10 calendar days after its issuance by the FDIC and OFIS.

         The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

         The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and OFIS.

         Dated: March 26, 2003.


By:

/s/ Ronald C. Jones, Jr.
--------------------------------------------
Ronald C. Jones, Jr.
Acting Commissioner
Office of Financial and Insurance Services
State of Michigan

Pursuant to delegated authority.

By:


/s/ Scott M. Polakoff
--------------------------------------------
Scott M. Polakoff
Regional Director
Chicago Regional Office
Federal Deposit Insurance Corporation